EXHIBIT 99.1

A10 Networks Announces Completion of Internal Investigation

SAN JOSE, Calif. - July 2, 2018 -- A10 Networks (NYSE: ATEN) announced today that the Audit Committee of its Board of Directors has completed the internal investigation previously disclosed on January 30, 2018. The Committee conducted the investigation with the assistance of outside counsel, as well as independent counsel. Counsel retained forensic accountants to assist with their work.

Results of Audit Committee Internal Investigation
As a result of the investigation, errors in the company’s financial statements were identified relating to the recognition of revenue in a limited number of sale transactions between the company and its resellers. The errors do not have an impact on the aggregate amount of revenue recognized by the company. The company does, however, expect to shift the timing of recognition of revenue among certain quarterly periods.

The Audit Committee believes that the errors identified during the investigation relate to the application of accounting principles that require interpretation and judgment. The principal factors that contributed to the company prematurely recognizing revenue on these transactions were incorrect assessment of resellers’ ability or intent to pay the company before they received a purchase order or payment from their end customers, and some of the facts and circumstances of certain transactions not being fully communicated to accounting personnel at the time of the transaction.

The company is also evaluating the impact of these errors on its internal control over financial reporting and disclosure controls and procedures, and expects to report one or more material weaknesses in internal control over financial reporting related to this matter and that its disclosure controls and procedures were not effective. The company is evaluating, has begun to implement and will continue to implement remedial measures identified by the investigation.

The company’s Board of Directors continues to have the utmost confidence in the company’s current officers, none of whom were implicated in any misconduct or caused any of the errors identified in the investigation. The Audit Committee notes management’s assistance and helpful cooperation with all aspects of the investigation.

Restatement of Financial Statements
As a result of the errors identified during the investigation, the Audit Committee, in consultation with the company’s management, has concluded that the company’s previously issued consolidated financial statements and other financial information, and the related report of its independent registered public accounting firm, each as contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its condensed consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016 and March 31, 2017 should no longer be relied upon and should be restated.

The company’s Total Revenue was overstated by approximately $1 million for the three months ended September 30, 2016, overstated by approximately $3 million for the year ended December 31, 2016, and understated by approximately $4 million for the three months ended March 31, 2017. The company’s Net Loss was understated by approximately $1 million for the three months ended September 30, 2016, understated by approximately $2 million for the year ended December 31, 2016, and overstated by approximately $3 million for the three months ended March 31, 2017.

As part of the restatement process, the company is continuing to assess the adjustments identified above and will assess any other potential items for correction as needed.

Further Information
The company is proceeding to complete its quantification and evaluation of the impact of the identified errors on its previously issued financial statements. The company will provide additional information regarding the foregoing errors and the consequent adjustments to its financial statements and expects to file restated consolidated financial statements as soon as practicable. Due to the procedures required before such process can be completed, the company is not able to predict at this time the exact dates for such filings, but currently expects to be able to make such filings in the third quarter of 2018. The company also expects to provide during the third quarter an update on its business and financial performance in the first half of 2018.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "expects," "plans," "intends," "believes," and similar expressions that do not relate to historical matters. Forward-looking statements in this press release include, but are not limited to, statements, inferences, beliefs or expectations regarding: consequences and effects of the Audit Committee investigation, including on previously announced company financial results and the anticipated adjustments thereto discussed above; timing of the announcement of the company's financial results for the fourth quarter and full year of 2017 and for the first half of 2018; and the company's plans, objectives and intentions that are not historical facts generally.

The above forward-looking statements reflect the current intent, beliefs and expectations of the company's management. They involve known and unknown risks, uncertainties and other factors that may cause future events, including the company's performance and results to differ materially from those expressed or implied by the forward-looking statements. Factors that may cause actual future events to differ from those in the forward-looking statements include the outcome of the company’s completion of the quantification and evaluation of the specific impact of the errors in the company’s revenue recognition practices on the company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto; the discovery of additional and unanticipated information during the procedures required to be completed before the company is able to file its required reports; review by, and the conclusions of, our independent registered public accounting firm regarding our revenue recognition and related accounting practices; the application of accounting or tax principles in an unanticipated manner; and any unanticipated delay in the preparation and filing of our required reports with the SEC. See also the factors described under the heading "Item 1A - Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, or as otherwise described in the company’s other public filings. The company's results may also be affected by factors of which the company is not currently aware. The company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

About A10 Networks
A10 Networks (NYSE: ATEN) is a provider of intelligent and automated cybersecurity solutions, providing a portfolio of high-performance, secure application solutions that enable intelligent automation with machine learning to ensure business-critical applications are secure and always available. Founded in 2004, A10 Networks is based in San Jose, California, and serves customers in more than 80 countries with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Thunder, Reliable Security Always and Secure Application Services are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Maria Riley & Chelsea Lish
The Blueshirt Group
415-217-7722
investors@a10networks.com

Media and Analyst Contact:
A10 Networks
Ben Stricker

bstricker@a10networks.com